UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 1, 2015

G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 912-5500

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2015, Timothy N. Curran, G&K Services, Inc.’s (the “Company”) Senior Vice President, U.S. Field, tendered his voluntary resignation effective April 30, 2015. Effective April 20, 2015, the Company will appoint Ian G. Davis to the position of Vice President, U.S. Field, and he will assume the duties currently undertaken by Mr. Curran.

Mr. Davis, who is 50, has been the Company’s Vice President and Chief Information Officer since September 2012. He joined the Company in 2007 and served previously as Vice President, Sales and Service Process Excellence and as a Regional Vice President in the Company’s Canada and Upper Midwest regions, driving profitable growth. Before joining the Company, Mr. Davis spent 11 years as a senior leader with LSG Sky Chefs, a global provider of airline catering and in-flight services. His last role at LSG Sky Chefs was as Vice President, Operational Excellence, where he was responsible for lean manufacturing, facility engineering, quality systems, environmental systems and fleet management across more than 50 facilities in the United States and Canada. Prior to joining LSG Sky Chefs, Mr. Davis worked six years with Caterair International/Marriott Corporation where he held several management positions in finance, sales and marketing and operations across North America and Europe. Mr. Davis earned a bachelor’s degree in Economics at Simon Fraser University in Canada.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2015	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
	Its	Vice President, General Counsel and Corporate Secretary